SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         TRANSPORTATION COMPONENTS, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              [TRANSCOM USA LOGO]

                         TRANSPORTATION COMPONENTS, INC.
                            THREE RIVERWAY, SUITE 200
                              HOUSTON, TEXAS 77056


                                 April 28, 2000



Dear Stockholder:

      On behalf of our entire Board of Directors, I cordially invite you to attend the Company's Annual Meeting of Stockholders to be held at The Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 on Thursday, May 25, 2000, at 9:00 a.m., Houston time. For those of you who cannot be present at the Annual Meeting, I urge that you participate by completing the enclosed proxy and returning it at your earliest convenience.

      I encourage you to read the enclosed Notice of Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board. The Proxy Statement also describes in detail other matters that will be voted upon at the Annual Meeting.

      It is important that your shares are represented at the Annual Meeting, regardless of whether you are able to attend personally. Accordingly, please take a moment now to complete, sign, date and mail promptly the enclosed proxy in the envelope provided.

                                   Sincerely,


                                   /s/ T. MICHAEL YOUNG
                                       T. MICHAEL YOUNG
                                       CHAIRMAN OF THE BOARD, PRESIDENT
                                       AND CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                         TRANSPORTATION COMPONENTS, INC.

                             TO BE HELD MAY 25, 2000


To the Stockholders of
Transportation Components, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Transportation Components, Inc. will be held at The Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 on Thursday, May 25, 2000, at 9:00 a.m., Houston time, to consider and act upon the following matters:

      (1) To elect five Class II directors, each for a three-year term expiring at the annual meeting of stockholders in 2003, and until their respective successors are elected and qualified.

      (2)   To approve the Company's 2000 Employee Stock Purchase Plan.

      (3) To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit our consolidated financial statements for the year ending December 31, 2000.

      (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The close of business on April 24, 2000 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

      You are cordially invited and urged to attend the Annual Meeting. If, however, you are unable to attend the Annual Meeting, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you attend the Annual Meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                  By Order of the Board of Directors


                                  /s/ MAC McCONNELL
                                      MAC McCONNELL
                                      SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                      OFFICER AND SECRETARY
Houston, Texas
April 28, 2000

                         TRANSPORTATION COMPONENTS, INC.
                            THREE RIVERWAY, SUITE 200
                              HOUSTON, TEXAS 77056


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000

ANNUAL MEETING INFORMATION

      This proxy statement contains information related to the annual meeting of stockholders to be held at The Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 at 9:00 a.m., Houston time, on Thursday, May 25, 2000, or at such other time and place to which the meeting may be postponed or adjourned. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. It is being first mailed to stockholders on April 28, 2000.

WHO IS ENTITLED TO VOTE?

      Stockholders owning our common stock on April 24, 2000 are entitled to vote at the annual meeting or any postponement or adjustment of the meeting. On April 24, 2000 there were 17,718,508 shares of common stock outstanding, including 1,912,388 shares of restricted voting common stock. Each share of common stock, other than the restricted voting common stock, entitles the holder to one vote on each matter presented at the meeting. Each share of restricted voting common stock is entitled to three-fourths (.75) of one vote on all matters submitted to a vote of the holders of the common stock, other than the election of directors.

WHAT AM I VOTING ON?

      You will be asked to elect nominees to serve on our Board of Directors, approve the Company's 2000 Employee Stock Purchase Plan, ratify Arthur Andersen LLP as the independent public accountants of the Company for 2000 and to vote on any other matters properly raised at the meeting. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matters requiring a vote of the stockholders arise, your signed proxy card gives authority to T. Michael Young, our Chairman of the Board, and Mac McConnell, our Chief Financial Officer, to vote on such matters at their discretion.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

      The Board of Directors recommends a vote FOR each of the nominees and each of the proposals listed on the proxy card.

HOW DO I VOTE?

      Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders, Mr. Young and Mr. McConnell, will vote for the persons nominated for election as directors and for each of the proposals. You can revoke you proxy card at any time before it is exercised. To do so, you must either:

      o give written notice of revocation to our Corporate Secretary, Transportation Components, Inc., Three Riverway, Suite 200, Houston, Texas 77056;
      o  submit another properly signed proxy card with a more recent date; or
      o  vote in person at the meeting.

WHAT IS A QUORUM?

      A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding voting shares. There must be a quorum for the meeting to be held. Abstentions are counted in determining the presence or absence of a quorum, but under Delaware law are not considered a vote. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called "broker non-votes." They are not counted to determine if a quorum is present and under Delaware law are not considered a vote. Broker non-votes will not affect the outcome of a vote on election of directors but will have the same effect as a vote against the other proposals.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      The director nominees will be elected by a plurality of the votes cast at the meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast.

WHO WILL COUNT THE VOTE?

      American Stock Transfer & Trust, our transfer agent, will tabulate the votes cast by proxy. Mr. McConnell will tabulate the votes cast in person at the meeting.

WHAT ARE THE DEADLINES FOR SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

      You may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year's proxy statement and proxy card no later than December 31, 2000. If we do not receive notice of any matter that a shareholder wishes to raise at the annual meeting in 2001 by March 26, 2001 and a matter is raised at that meeting, the proxy holders for next year's meeting will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to our Corporate Secretary.

HOW MUCH DID THIS PROXY SOLICITATION COST?

      We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of our common stock. We have retained American Stock Transfer & Trust Company, our transfer agent, to assist us in the solicitation of proxies. No additional fee will be paid to American Stock Transfer beyond its normal $500 monthly fee to act as our transfer agent, plus reimbursement of out-of-pocket expenses. Certain directors, officers and regular employees of the Company and AST may also solicit proxies by facsimile or by hand delivery without additional compensation.

1.  ELECTION OF DIRECTORS

GENERAL

      Our Board of Directors currently consists of thirteen members. The members of our Board of Directors are divided into three classes, designated Class I, Class II and Class III, respectively, and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office and until their successors are duly elected and qualified. At this annual meeting, the term of office of each of the five Class II directors expires. The term of the Class III directors expires at the annual meeting of stockholders in 2001, and the term of the Class I directors expires at the annual meeting of stockholders in 2002.

      On October 15, 1999, the holders of restricted voting common stock placed Steven S. Harter on the Board to fill the Class I director position previously held by John Oren. Mr. Harter's term expires at the annual meeting of stockholders in 2002. The holders of the restricted voting common stock, voting as a class, are entitled to elect one member of our Board, but are not entitled to vote on the election of any other director. In addition, each share of restricted voting common stock is entitled to three-fourths (.75) of one vote on all matters submitted to a vote of our stockholders, other than the election of directors.

      Maura L. Berney, Lawrence K. King, Mac McConnell, Mark E. Speese and Thomas A. Work are each Class II directors whose terms are expiring at this annual meeting and have been nominated by our Board of Directors for re-election for a three-year term of office expiring at the annual meeting of stockholders in 2003 and until their successors are duly elected and qualified. If any nominee becomes unavailable for any reason, then the shares represented by the proxy will be voted FOR the remainder of the listed nominees and for such other nominees as may be designated by our Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

CLASS II DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2003

MAURA L. BERNEY
DIRECTOR
AGE 37

      Ms. Berney has served as a director of the Company since June 1998. Since March 2000, she has served as Chief Financial Officer of Fred Jones Auto Collection, an automobile dealership consolidator in Oklahoma City, Oklahoma. Ms. Berney served as Chairman of the Board and Vice President -- Finance and Administration of Perfection Equipment Company from 1997 until March 2000 and served in various capacities at Perfection from 1993 to 1997.

LAWRENCE K. KING(2)(3)
DIRECTOR
AGE 43

      Mr. King has served as a director of the Company since June 1998. Since March 2000, Mr. King has been a private investor. From December 1995 to March 2000, he served in various capacities for Coach USA, Inc., a publicly traded consolidator of the motorcoach industry, including Chairman and Chief Executive Officer from January 1999 until his resignation in March 2000, and as a director, and as Senior Vice President and Chief Financial Officer from December 1995 to December 1998. Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly traded technology development company, from 1992 until September 1995. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly traded crude oil, trucking, transportation and distribution master limited partnership. Mr. King served in various capacities as a certified public accountant with Arthur Andersen LLP from 1979 to 1988.

MAC MCCONNELL
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR
AGE 46

      Mr. McConnell has served as Senior Vice President, Chief Financial Officer and a director of the Company since February 1998. From December 1992 to February 1998, he served as Chief Financial Officer of Sterling Electronics Corporation, a publicly traded electronic parts distributor, which was acquired by Marshall Industries, Inc. in January 1998. From 1990 to 1992, Mr. McConnell was Vice President - Finance of Interpak Holdings, Inc., a publicly traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, he served in various capacities, including partner, with Ernst & Young LLP.

MARK E. SPEESE(2)(3)
DIRECTOR
AGE 42

      Mr. Speese has served as a director of the Company since November 1999. He has served as Vice Chairman of Rent-A-Center, Inc., a publicly traded company which is the largest operator in the rent-to-own industry in the United States, since September 1999. Mr. Speese also served in various capacities for Rent-A-Center, Inc. from its inception in 1986 through April 1999, including as its President from 1990 to April 1999 and its Chief Operating Officer from November 1994 to March 1999. Prior to joining Rent-A-Center, Mr. Speese was a regional manager for Thorn Americas from 1979 to 1986.

THOMAS A. WORK(4)
DIRECTOR; CO-CHAIRMAN OF CHARLES W. CARTER CO.
AGE 53

      Mr. Work has served as a director of the Company since June 1998. Mr. Work served in various capacities for Charles W. Carter Co. since 1968, including as President of Charles W. Carter Co. - Hawaii, Inc. since 1984 and as Co-Chairman of Charles W. Carter Co. since 1993.


CONTINUING CLASS III DIRECTORS UP FOR ELECTION IN 2001

HENRY B. COOK, JR.
DIRECTOR; VICE PRESIDENT - PURCHASING
AGE 52

      Mr. Cook has served as Vice President -- Purchasing and a director of the Company since June 1998. Mr. Cook served in various capacities for The Cook Brothers Companies, Inc. since 1972 including as its President since 1987.

I.T. "TEX" CORLEY(1)(2)(3)
DIRECTOR
AGE 55

      Mr. Corley has served as a director of the Company since June 1998. Since August 1995, he has served as Chairman and Chief Executive Officer of Strategic Materials, Inc., a privately held glass recycling company. From January 1997 to January 1998, Mr. Corley was a director of MacFrugal's Bargains Close-Outs, Inc., a publicly held retail department store company that merged with Consolidated Stores, Inc. in January 1998. From April 1990 to July 1995, he was employed by and a director of Allwaste, Inc., a publicly traded environmental service company, and serving first as Chief Financial Officer, then as Chief Operating Officer. From April 1989 to April 1990, Mr. Corley was the President and Chief Executive Officer of Medcon, Inc., a privately held medical waste disposal company.

RODOLFO A. DUEMICHEN
DIRECTOR; PRESIDENT OF AMPARTS INTERNATIONAL, INC.
AGE 42

      Mr. Duemichen has served as a director of the Company since June 1998. Mr. Duemichen has served as President of Amparts International, Inc. since 1990.

PETER D. LUND(1)(4)(5)
DIRECTOR; VICE PRESIDENT-CENTRAL REGION
AGE 46

      Mr. Lund has served as a director of the Company since June 1998. Mr. Lund has served as Vice President - Central Region since February 2000. Mr. Lund has been employed by Transportation Components Company since 1974 and has served as its President since 1987.

CONTINUING CLASS I DIRECTORS UP FOR ELECTION IN 2002

LOUIS J. BOGGEMAN, JR.(1)((5)
DIRECTOR
AGE 46

      Mr. Boggeman has served as a director of the Company since June 1998. Since April 2000, Mr. Boggeman has been a private investor. From June 1998 through March 2000, he served as our Senior Vice President and Chief Operating Officer. Mr. Boggeman served in various capacities for Plaza Fleet Parts from 1975 until April 2000, last serving as President from 1992 until his resignation in April 2000. Mr. Boggeman was the President of the Council of Fleet Specialists, an independent industry association serving the heavy duty parts industry, from March 1998 to March 1999.

RONALD G. SHORT
DIRECTOR; VICE PRESIDENT-WESTERN REGION
AGE 40

      Mr. Short has served as a director of the Company since June 1998. He has served as our Vice President-Western Region since February 2000. Mr. Short served in various capacities at Universal Fleet Supply since 1978 and most recently as its President since 1998.

T. MICHAEL YOUNG(1)(4)(5)
CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
AGE 55

      Mr. Young has served as our Chairman of the Board, President and Chief Executive Officer since February 1998. From October 1987 until its acquisition by O'Reilly Automotive, Inc. in February 1998, he served as Chairman of the Board, Chief Executive Officer and President of Hi-Lo Automotive, Inc., a publicly traded retail and commercial auto parts company. From May 1984 to May 1987, Mr. Young was Vice Chairman of Jerold B. Katz Interests, Inc., a privately held financial services company. From September 1980 to February 1984, he was Senior Vice President, Chief Financial Officer and a director of Weatherford International Incorporated, a publicly traded international oil field service company. Prior to that, Mr. Young was with Arthur Andersen LLP, most recently as a partner from 1976 to 1980.



CONTINUING CLASS I DIRECTOR UP FOR ELECTION IN 2002
(Elected by holders of restricted voting common stock)

STEVEN S. HARTER(1)(2)(5)
DIRECTOR
AGE 38

      Mr. Harter has served as a director of the Company since October 1999 and is the director elected by the holders of the Restricted Common Stock. Mr. Harter is President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries. Prior to becoming President of Notre, he was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for AllWaste. From May 1984 to April 1989, he was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Comfort Systems USA, Inc. and Metals USA, Inc.

-----------------------------------------
(1)   Member of Executive Committee
(2)   Member of Compensation Committee
(3)   Member of Audit Committee
(4)   Member of Nominating Committee
(5)   Member of Acquisition Committee

 BOARD COMMITTEES AND MEETING ATTENDANCE

      During 1999, the Board met five times. Each of the directors attended at least 75% of the meetings of the Board and the Committees on which he or she served. The functions of the Executive, Audit, Compensation, Nominating and Acquisition Committees of the Board, and the number of meetings held during 1999, are described below.

      The members of the Executive Committee are T. Michael Young, Louis J. Boggeman, Jr., Steven S. Harter, Peter D. Lund and I.T. "Tex" Corley. Mr. Young is the Chairman of the Committee. The primary function of the Executive Committee is to exercise many of the powers of the Board in between regular Board meetings. The Executive Committee held one meeting during 1999.

      The members of the Audit Committee are Lawrence K. King, I.T. "Tex" Corley, Steven S. Harter and Mark E. Speese. Mr. King is the Chairman of the Committee. The Audit Committee recommends to the Board the appointment of the Company's independent auditors, and reviews the plan, scope and results of the audit with the auditors and the Company's officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of the Company. The Audit Committee met eight times during 1999.

      The members of the Compensation Committee are I.T. "Tex" Corley, Lawrence
K. King, Steven S. Harter and Mark E. Speese. Mr. Corley is the Chairman of the Committee. The Compensation Committee reviews and makes recommendations to the Board concerning the compensation of the Company's officers and employees, including stock option plans, incentive compensation programs and benefit plans. The Compensation Committee also administers, and makes grants of stock options under, the Company's 1998 Long-Term Incentive Plan and 1998 Non-Employee Directors' Stock Plan. During 1999, the Compensation Committee met five times.

      The members of the Nominating Committee are T. Michael Young, Thomas A. Work, and Peter D. Lund. Mr. Young is the Chairman of the Committee. The Nominating Committee reviews the size and composition of the Board of Directors and its committees, interviews new director candidates and makes recommendations for nominations to the Board for the election of directors by stockholders. The Nominating Committee held one meeting during 1999. Any stockholder who wishes to recommend a prospective Board nominee should timely deliver written notice containing the information required by our bylaws to Corporate Secretary, Three Riverway, Suite 200, Houston, Texas 77056. To be timely filed, we must receive the notice not less than 60 days or more than 90 days prior to the first anniversary of our preceding year's annual meeting.

      The members of the Acquisition Committee are Steven S. Harter, Peter D. Lund, T. Michael Young and Louis J. Boggeman, Jr. The Acquisition Committee reviews and approves potential acquisitions by the Company. Mr. Harter is the Chairman of the Committee. The Acquisition Committee held no meetings in 1999.

DIRECTORS COMPENSATION

      Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). Under the Company's Directors' Plan, each non-employee director also receives an option to acquire 10,000 common shares upon that director's initial election to our Board, and an annual option to acquire 5,000 common shares at each annual stockholders' meeting thereafter at which that director is re-elected or remains as a director, unless the annual meeting is held within three months of that director's initial election. Each non-employee director also may elect to receive shares of our common stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1998 Non-Employee Directors' Stock Plan" for a more complete description of the Director's Stock Plan. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table sets forth information regarding the compensation for 1999 of our Chief Executive Officer and our four other most highly compensated executive officers (the "Named Executive Officers"). Compensation information is being provided for only the years 1999 and 1998 since compensation was first paid to the Named Executive Officers upon the closing of the initial public offering in June 1998.

                                     SUMMARY COMPENSATION TABLE                 LONG TERM
                                                                               COMPENSATION
                                         ANNUAL COMPENSATION                      AWARDS
                             ---------------------------------------------- ------------------
                                                             OTHER ANNUAL       SECURITIES         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY          BONUS COMPENSATION(4) UNDERLYING OPTIONS  COMPENSATION(5)
---------------------------  ----    --------         ----- --------------- ------------------  ---------------
T. MICHAEL YOUNG             1999    $148,269           --      $  8,400            --              $  1,162
Chairman of the              1998    $ 87,500(1)        --      $  3,500         200,000                --
 Board, Chief Exeutive
 Officer and President

LOUIS J. BOGGEMAN, Jr.(2)    1999    $154,039           --      $  8,400            --              $  1,116
Senior Vice President        1998    $79,918(1)         --      $  4,550            --                  --
 and Chief Operating
 Officer

STEVEN J. BLUM               1999    $148,269       $ 67,000    $  8,400            --              $  1,412
Senior Vice President -      1998      37,500(3)        --      $  2,100         100,000                --
 Corporate Development

MAC McCONNELL                1999    $148,269           --      $  8,400            --              $    796
Senior Vice President        1998    $ 87,500(1)        --      $  3,500         100,000                --
 and Chief Financial
 Officer

PAUL E. PRYZANT              1999    $148,269           --      $  8,400            --              $  1,162
Senior Vice President        1998    $ 87,500(1)        --      $  3,500            --                  --
 & General Counsel

--------------------
(1) Reflects compensation from June 1998, the date of our initial public offering, through December 31, 1998 at the rate stated in their respective employment agreements.
(2) Mr. Boggeman resigned his executive officer position but not his director position in April 2000.
(3) Reflects compensation from October 1, 1998 through December 31, 1998 at the rate stated in his employment agreement.
(4) Reflects a monthly car allowance, except for Mr. Boggeman the amount represents the estimated benefit of the use of a company provided vehicle.
(5)   Reflects matching contributions under a 401(k) plan.

STOCK OPTION GRANTS IN 1999

      We have two stock option plans for our officers, directors and employees: the 1998 Long-Term Incentive Plan (the "Incentive Plan"), and the 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan").

      1998 LONG-TERM INCENTIVE PLAN. In March 1998, our Board of Directors and stockholders approved the Incentive Plan. The purpose of the Incentive Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options;
(ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of our common stock.

      Our Compensation Committee administers the Incentive Plan and selects the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock authorized under the Incentive Plan is the greater of 2,500,000 or 15% of the aggregate number of shares of Common Stock outstanding. Based on the common shares presently outstanding, 2,657,000 shares are authorized to be issued under the Incentive Plan.

      1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN. The Directors' Plan, which was also approved by our Board of Directors and stockholders in March 1998, provides for (i) the automatic grant of an option to purchase 10,000 common shares to each non-employee director serving at the consummation of our initial public offering in June 1998, (ii) the automatic grant of an option to purchase 10,000 common shares to each other non-employee director upon such person's initial election as a director, and (iii) an automatic annual grant of an option to purchase 5,000 common shares to each non-employee director at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

OPTION GRANTS IN LAST FISCAL YEAR

      No grants of options to acquire our shares were made to the Named Executive Officers during 1999.

1999 OPTION EXERCISES AND YEAR-END OPTION HOLDINGS

    None of the Named Executive Officers exercised any stock during 1999. The following table sets forth information concerning the unexercised stock options held by the Named Executive Officers as of December 31, 1999. None of the stock options held by the Named Executive Officers are in-the-money as of the end of our last fiscal year.

    FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF UNEXERCISED
                                               OPTIONS HELD AT
                                             DECEMBER 31, 1999(1)
                                          --------------------------
                          NAME            EXERCISABLE  UNEXERCISABLE
                  ----------------------  -----------  -------------
                  T. Michael Young .....     40,000      160,000
                  Steven J. Blum .......     20,000       80,000
                  Mac McConnell ........     20,000       80,000
                  Paul E. Pryzant ......     15,000       60,000
                  Louis J. Boggeman, Jr        --           --
                  Henry B. Cook, Jr ....       --           --
-----------------
(1) Options granted are for a term of ten years and vest 20% each year for five years.

EMPLOYMENT AGREEMENTS

      The Company was incorporated in 1997 and did not pay any of its executive officers any compensation before the completion of our initial public offering in June 1998. During 1999, the Company's five most highly compensated executive officers were T. Michael Young, Louis J. Boggeman, Jr., Steven J. Blum, Mac McConnell and Paul E. Pryzant.

      Each of Messrs. Young, McConnell and Pryzant entered into an employment agreement with the Company upon closing of our initial public offering which provides for an annual base salary of $150,000. Each employment agreement is for a term of three years (the "Initial Term"), and, unless terminated or not renewed, the term continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these employment agreements provides that, in the event of termination of employment by the Company without cause, the employee is entitled to receive from the Company a lump sum payment equal to his then current salary for one year. In the event of a Change in Control of the Company (as defined), the employee may elect to terminate his employment and receive in one lump sum an amount equal to two times his annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Company without cause or a termination after a Change in Control, for a period of one year immediately following termination of employment.

      In October 1998, Mr. Blum entered into an employment agreement with the same terms as those entered into by Messrs. Young, McConnell and Pryzant.

      Mr. Boggeman entered into an employment agreement with the Company upon closing of our initial public offering which provides for an annual base salary of $150,000. The employment agreement is for a term of five years, and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. The employment agreement provides that, in the event of termination of employment by the Company without cause or a termination by the employee for Good Reason (as defined) during the first three years of the employment term (the "Initial Term"), the employee is entitled to receive from the Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Company without cause or a termination by the employee for Good Reason (as defined) after the Initial Term, the employee is entitled to receive from the Company an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a Change in Control of the Company (as defined) during the Initial Term, if the employee is not given notice at least five business days prior to such change in control from the acquiring company that such successor will assume and perform the Company's obligations under the employment agreement, then the employee may elect to terminate his employment and receive in one lump sum an amount equal to three times his annual base salary then in effect. For a one year period following an event of a Change in Control, the employee may elect to terminate his employment for Good Reason (as defined) and receive in one lump sum an amount equal to three times his annual base salary then in effect.

      Mr. Boggeman resigned as an officer of the Company in April 2000. He will be paid a lump sum severance payment of approximately $175,000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ROLE OF THE COMMITTEE

      Our Compensation Committee is responsible for recommending compensation arrangements for senior management, making recommendations with respect to employee benefit plans, and administering and making stock option grants under the Incentive Plan. Each member of the Committee is a non-employee director.

EXECUTIVE COMPENSATION PROGRAM

      Prior to our June 1998 initial public offering, our Board of Directors instituted an executive compensation structure designed to attract and retain highly qualified executives and motivate them to maximize stockholder returns. In order to reach this goal, the compensation of our executive officers has been heavily weighted toward equity-based compensation.

      Compensation for our executive officers currently consists of two components: annual salary and stock-based incentives. All of the current executive officers have employment agreements that establish an annual salary. See "Employment Agreements." Salaries were set at what we believe are relatively modest levels for companies of similar revenues and market capitalization. These salaries were set at the time of the initial public offering and reflect the fact that each of the founding executive officers was a significant stockholder of the Company. For executive officers who have joined us since the initial public offering, we have set what we believe are appropriate salaries necessary to attract highly qualified executives, depending on the individual's responsibilities within our company.

      At the time of the initial public offering, our executive officers were granted stock options under the Incentive Plan. The options issued to the Named Executive Officers were as follows: Mr. Young - 200,000; Mr. McConnell - 100,000; and Mr. Pryzant - 75,000. These options have an exercise price of $8.00 per share, a term of ten years and vest 20% per year over five years. In October 1998, Mr. Blum was granted 100,000 stock options with an exercise price of $6.50 per share, a term of ten years and vest 20% per year over five years.

      We have awarded only one bonus to an executive officer since the initial public offering. This bonus was paid in connection with a transfer of common shares by Notre to Mr. Blum. We have been advised that this transfer of shares results in a tax deduction to the Company. To assist Mr. Blum in paying his personal income taxes resulting from this transfer and to make the transfer economically neutral to the Company, Mr. Blum was paid a bonus of $67,000 during 1999.

                                    COMPENSATION COMMITTEE

                                    I.T. "Tex" Corley, Chairman
                                    Lawrence K. King
                                    Steven S. Harter
                                    Mark E. Speese

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on our common stock during the period from the closing of our initial public offering on June 19, 1998 to December 31, 1999 to the cumulative stockholder return of the Standard & Poor's 500 Stock Price Index, and the Russell 2000 Stock Price Index. This graph assumes that the value of an investment in our common stock and in each index was $100 on June 19, 1998, and that all dividends were reinvested.

  COMPARISON OF STOCKHOLDER TOTAL RETURN AMONG TRANSPORTATION COMPONENTS, INC.,
                  THE S&P 500 INDEX, AND THE RUSSELL 2000 INDEX

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

--------------------------------------------------------------------------------
                          COMPARISON OF CUMULATIVE STOCKHOLDER RETURNS
                            6/19/98        12/31/98       12/31/99
--------------------------------------------------------------------------------
Transportation
Components, Inc.            $100.00        $ 57.81         $ 35.94
--------------------------------------------------------------------------------
Russell 2000                $100.00        $112.52         $136.20
--------------------------------------------------------------------------------
S&P 500                     $100.00        $ 92.66         $ 91.28
--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL
OWNERS

      The following table sets forth the number of shares of our common stock beneficially owned by each director, director nominee, Named Executive Officer, five percent shareholder and all executive officers and directors as a group. The table shows ownership as of March 31, 2000. For purposes of reporting total beneficial ownership, shares of common stock which may be acquired within 60 days following the record date through the exercise of currently available conversion rights or options are included. The information in this section is based on information required to be filed with the Securities and Exchange Commission under Section 16 of the Exchange Act.


                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                   -----------------------------------------
         BENEFICIAL OWNER(1)        COMMON STOCK   PERCENT OF COMMON STOCK
         -------------------        ------------   -----------------------
         Peter D. Lund(2)            1,000,009               5.7%
         Steven S. Harter(3)           968,706               5.5%
         Louis J. Boggeman, Jr.(4)     606,337               3.4%
         Thomas A. Work(5)             501,487               2.8%
         Rodolfo A. Duemichen          321,517               1.8%
         Henry B. Cook, Jr.(6)         280,606               1.6%
         T. Michael Young(7)           328,830               1.9%
         Maura L. Berney               156,762                *
         Mac McConnell(8)              121,264                *
         Ronald G. Short                91,937                *
         I.T. "Tex" Corley(9)           35,000                *
         Lawrence K. King(9)            41,250                *
         Mark E. Speese(10)             10,000                *
         All directors and           4,915,469              27.8%
         executive officers as
         group (19 persons)
         Dimensional Fund Advisors   1,240,800               7.0%
         1299 Ocean Avenue, 11th fl
         Santa Monica, CA  90401
--------------------
* Indicates less than 1%


(1) The address for all 5% stockholders is Three Riverway, Suite 200, Houston, Texas, 77056, unless otherwise indicated.

(2) Includes 11,500 shares of common stock held by Mr. Lund's spouse as custodian for the benefit of his minor son.

(3) Includes 231,400 common shares beneficially owned by Mr. Harter and 737,306 shares of Restricted Voting Common Stock held by Notre.

(4) Includes 269,732 shares of common stock held by Mr. Boggeman as custodian for the benefit of his minor children.

(5) Includes 334,947 shares of common stock issuable upon the exercise of warrants to purchase our common stock which are exercisable through June 24, 2003.

(6) Includes 250 shares held by Mr. Cook's spouse as custodian for the benefit of his two minor children.

(7) Includes 40,000 shares of common stock issuable upon exercise of currently exercisable options granted under our 1998 Long Term Incentive Plan.

(8) Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options granted under our 1998 Long Term Incentive Plan.

(9) Includes 15,000 shares of common stock issuable upon exercise of options granted under the 1998 Non-Employee Directors Stock Plan.

(10) Includes 10,000 shares of common stock issuable upon the exercise of options granted under the 1998 Non-Employee Directors' Stock Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock and our other equity securities. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied during 1999.

                              CERTAIN TRANSACTIONS

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

      Simultaneous with the closing of the initial public offering and the related acquisition of nine founding companies, certain of these companies leased facilities from their former stockholders or their affiliates, which are described below. Each of these leases provided for an initial term of five years, with three renewal options of five years each. The rent for each lease will is adjusted at the end of each year during the initial term and any renewal term based on the changes in the Consumer Price Index during the prior year, with each yearly increase not to exceed 5%. The tenant under each lease pays for all utilities, taxes and insurance on the leased property. The tenant also has a right of first refusal to purchase each leased property. We believe that the economic terms of each of these leases do not exceed fair market value.

      The Cook Brothers Companies, Inc. leases the following facilities from H & B Properties, L.L.C., a limited liability company of which Henry B. Cook, Jr., who is a director and executive officer of the Company, is a member: (i) 118 Brown Street, Pittston, Pennsylvania; (ii) 69 Whitney Avenue, Binghamton, New York; (iii) 123 Philo Road West, Elmira, New York; (iv) 206 South Main Street, Homer, New York; (v) 156 Newbury Street, Rochester, New York, and (vi) 76 Frederick Street, Binghamton, New York. The leases provide for annual rent of $68,439, $27,735, $56,731, $21,309, $57,978 and $91,733, respectively during the first year of the initial term.

      Cook Brothers subleases its facilities at (i) 66 Oak Street, Deposit, New York, and (ii) 67 Whitney Avenue, Binghamton, New York from H&B Properties, L.L.C. The facility located in Deposit provides for a two year term and the facility located in Binghamton provides for a ten year term. The subleases provide for annual rent of $45,600, and $12,000, respectively. Neither facility provides for a renewal option nor a purchase option under the terms of each sublease.

      Transportation Components Company leases its facility at 2006 13th Street South East, Brainerd, Minnesota from Lund Properties, L.L.C., a limited liability company of which Peter D. Lund, who is a director of the Company, is a member. The lease provides for an initial term of ten years, with two renewal options of five years each and a total annual rent of $48,000 during the first year of the initial term.

       Transportation Components Company leases the following facilities from Lund Properties, Ltd., a limited partnership of which Peter D. Lund is a partner: (i) 3924 12th Avenue North, Fargo, North Dakota; (ii) 4001 North Cliff Avenue, Sioux Falls, South Dakota; (iii) 801 North Bluemound Drive, Appleton, Wisconsin; (iv) 3900 Delaware Avenue, Des Moines, Iowa; and (v) I-94 and Highway 54, Black River Falls, Wisconsin. The leases provide for annual rent of $70,800, $37,200, $50,400, $42,000 and $72,000, respectively during the first year of the initial term. The leases for the properties located in Fargo and Black River Falls provide for an initial term of 10 years, with two renewal options of five years each. Transportation Components Company leases the following facilities from Mr. Lund: (i) 3275 Dodd Road, Eagan, Minnesota and (ii) 4700 North 124th Street, Wauwatosa, Wisconsin. The leases provide for annual rent of $132,000 and $108,000, respectively during the first year of the initial term.

      Plaza Fleet Parts leases the following facilities from KPPJ Partners, L.P., a partnership in which Louis J. Boggeman, Jr., who is a director of the Company, is the manager of the general partnership thereof: (i) 1534 & 1536 Broadway, St. Louis, MO; (ii) 311 Marion Street, St. Louis, MO; (iii) 1520 Broadway, St. Louis, MO; and (iv) 1601 West Eilerman, Litchfield, MO. The leases provide for annual rent of $41,505, $66,062, $47,380 and $27,349, respectively, during the first year of the initial term.

OTHER TRANSACTIONS

      Five employees of Charles W. Carter Co. borrowed an aggregate of $605,782 from Carter to enable them to exercise options to purchase shares of Carter. These shares of Carter were subsequently exchanged for shares of our common stock. In connection with that transaction, Thomas A. Work, a director of the Company, borrowed $250,461 from Carter, which is payable in one installment on December 24, 2000, bears interest at the prime rate and is secured by 50,000 shares of common stock.

      Plaza Fleet Parts has a deferred compensation agreement with Louis J. Boggeman, Sr., the father of Louis J. Boggeman, Jr., who is a director of the Company. The agreement provides for the Company to pay Mr. Boggeman, Sr. compensation of $83,200 per year during each year of his lifetime.

      At various times prior to the initial public offering, Henry B. Cook, Jr. borrowed various amounts from Cook Brothers. At December 31, 1999, the principal amount outstanding was $274,829. This loan bears no interest and is due in one installment on June 30, 2003. On May 1, 1994, Cook Brothers agreed to pay an annuity of $1,908.33 per month to Ruth Cook, the mother of Henry B. Cook, Jr., a director of the Company.

      At various times prior to the initial public offering, Cook Brothers made loans to Heavy Duty Diesel, Inc., a company of which Henry B. Cook, Jr. is a stockholder. As of March 31, 2000, the outstanding balance of this loan was $229,000. This loan bears no interest, is unsecured and has no stated maturity date.

COMPANY POLICY

      Any future transactions with our directors, officers, employees or affiliates are anticipated to be minimal and must be approved in advance by either the Audit Committee or a majority of disinterested members of the Board of Directors.

2. APPROVAL OF THE TRANSPORTATION COMPONENTS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

      On December 16, 1999, the Compensation Committee of the Board of Directors adopted the Transportation Components, Inc. 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan"), subject to stockholder approval, to become effective September 1, 2000.

      The 2000 Purchase Plan is intended to permit us to attract, retain and motivate valued employees by providing our employees an opportunity to purchase shares of common stock. The Board of Directors believes that adopting the 2000 Purchase Plan will benefit the Company, and the stockholders are being asked to approve the 2000 Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 PURCHASE PLAN.

DESCRIPTION OF THE 2000 PURCHASE PLAN

      The following summary of the 2000 Purchase Plan is qualified by reference to the specific language of the 2000 Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix A.

      GENERAL. The 2000 Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the 2000 Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a certain number of shares of our common stock (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on the last day of each Offering unless the Participant has withdrawn from participation in the 2000 Purchase Plan prior to such date.

      SHARES SUBJECT TO PLAN. A maximum of 500,000 shares of our common stock may be issued under the 2000 Purchase Plan, which amount will be increased on September 1 of each year by an amount equal to or the lesser of (i) 500,000 shares, or (ii) the number of shares determined by the Board of Directors. The first annual increase in the share reserve described under the preceding sentence will occur on September 1, 2001. The number of shares issuable under the 2000 Purchase Plan is subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in our capital structure or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the 2000 Purchase Plan. On April 18, 2000, the closing price of a share of our common stock was $1.94, as reported by the New York Stock Exchange.

      ADMINISTRATION. The 2000 Purchase Plan is administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the 2000 Purchase Plan, the Compensation Committee determines the terms and conditions of the Purchase Rights granted under the Plan. The Compensation Committee will interpret the 2000 Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the 2000 Purchase Plan or any Purchase Rights. The 2000 Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2000 Purchase Plan.

      ELIGIBILITY. Any of our employees or of any of our present or future parent or subsidiary corporations designated by the Board for inclusion in the 2000 Purchase Plan is eligible to participate in an Offering under the 2000 Purchase Plan, so long as the employee is customarily employed for at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the 2000 Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our capital stock or of any of our parent or subsidiary corporations is entitled to participate in the 2000 Purchase Plan.

      OFFERINGS. Generally, each Offering of common stock under the 2000 Purchase Plan is for a period of six months (an "Offering Period"). Offering Periods under the 2000 Purchase Plan are sequential, with a new Offering Period beginning every six months. Offering Periods will generally commence on the first day of March and September of each year and end on the last day of the following August and February. The first Offering Period will commence on September 1, 2000 and will end on February 28, 2001. Shares are purchased on the last day of each Offering Period ("Purchase Dates"). The Compensation Committee may establish a different term for one or more Offerings or different commencement or ending dates for an Offering.

      PARTICIPATION AND PURCHASE OF SHARES. Participation in the 2000 Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an Offering Period. The amount to be deducted under the 2000 Purchase Plan from a participant's compensation on each payday during an Offering Period will be determined by the participant's subscription agreement. The subscription agreement will set forth the percentage of the participant's compensation to be deducted on each payday during an Offering Period in whole percentages of initially not less than one percent (1%) (except as a result of an election to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%); however, the Board may change the percentage limits on payroll deductions effective as of any future Offering Date. Once an employee becomes a participant in the 2000 Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as that employee withdraws from the 2000 Purchase Plan, becomes ineligible to participate in the 2000 Purchase Plan or terminates employment.

      Under the 2000 Purchase Plan, no participant may purchase shares of our common stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of our common stock on the first day of the Offering Period in which the shares are purchased).

      At the end of each Offering Period, we will issue to each participant in the Offering the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during that Offering Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price per share at which shares are sold at the end of an Offering Period generally equals 85% of the lesser of the fair market value per share of our common stock on the first day of the Offering Period or the Purchase Date. Any payroll deductions under the 2000 Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period.

      A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

      CHANGE IN CONTROL. The 2000 Purchase Plan provides that, in the event of
(i) a sale or exchange by the stockholders of more than 50% of our voting stock,
(ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution of the Company and, upon the occurrence of any of these events, our stockholders immediately before that event do not retain beneficial ownership of at least 50% of the total combined voting power of our voting stock, our successor, or the corporation to which our assets were transferred (a "Change in Control"), the acquiring or successor corporation may assume our rights and obligations under the 2000 Purchase Plan or substitute substantially equivalent Purchase Rights for that corporation's stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding Purchase Rights, the Compensation Committee may adjust the last day of the Offering Period to a date on or before the date of the Change in Control. Any Purchase Rights that are not assumed, substituted for, or exercised before the Change in Control will terminate.

      TERMINATION OR AMENDMENT. The 2000 Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the 2000 Purchase Plan, except that the approval of our stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 2000 Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the 2000 Purchase Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 2000 PURCHASE PLAN

      The following summary is intended only as a general guide as to the United States federal income tax consequences under current law to participants in the 2000 Purchase Plan and does not attempt to describe all possible federal or other tax consequences to those participants or tax consequences based on particular circumstances.

      A participant recognizes no taxable income either as a result of executing a subscription agreement to participate in the 2000 Purchase Plan or purchasing shares of our common stock under the terms of the 2000 Purchase Plan. A participant's payroll deductions to purchase shares are withheld on an after-tax basis.

      If a participant disposes of shares purchased under the 2000 Purchase Plan within two years from the first day of the applicable Offering Period or within one year from the Purchase Date (a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeds the purchase price. The amount of ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

      If no disqualifying disposition of the shares is made by the participant, the participant will recognize in the year of disposition (or if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price or (2) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased. Any further gain will be capital gain.

      The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

3.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has selected Arthur Andersen LLP as our independent public accountants for the year ending December 31, 2000, and has further directed that management submit the selection of the independent accountants for ratification by our stockholders at this meeting. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Arthur Andersen LLP as our independent public accountants is not required by our By-laws or otherwise. If our stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and our stockholders. The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy at the meeting will be required to ratify the selection of Arthur Andersen LLP.

4.    OTHER BUSINESS

      Management does not intend to bring any other business before the annual meeting and has not been informed that any other matters are to be presented at the annual meeting by others. If other matters properly come before the annual meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

ANNUAL REPORT

      THE ANNUAL REPORT TO STOCKHOLDERS FOR 1999 IS BEING MAILED TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING. THE ANNUAL REPORT TO STOCKHOLDERS DOES NOT FORM ANY PART OF THE PROXY SOLICITING MATERIALS. COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO TRANSPORTATION COMPONENTS, INC., THREE RIVERWAY, SUITE 200, HOUSTON, TEXAS 77056, ATTENTION: INVESTOR RELATIONS.

                                                                      APPENDIX A
                         TRANSPORTATION COMPONENTS, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN


1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

      1.1 ESTABLISHMENT. The Transportation Components, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of September 2000 (the "Effective Date"), provided the Plan is approved by the stockholders of the Company within twelve (12) months thereafter.

      1.2 PURPOSE. The purpose of the Plan is to align the interests of the Company with its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

      1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.    DEFINITIONS AND CONSTRUCTION.

      2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

            (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

            (d) "Company" means Transportation Components, Inc., a Delaware corporation, or any successor corporation thereto.

            (e) "Compensation" means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in
            Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

            (f) "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

            (g) "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of 90 days or less. In the event an individual's leave of absence exceeds 90 days, the individual shall be deemed to have ceased to be an Employee on the 91st day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

            (h) "Fair Market Value" means, as of any date, the closing price of a share of Stock on the principal national securities exchange on which the Stock is then listed or admitted to trading, if the Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, as reported by said exchange. If the Stock is not then so listed on a national securities exchange, the Fair Market Value shall be deemed to be the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other market system or regional securities exchange constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board.

            (i)  "Offering" means an offering of Stock as provided in Section 6.

            (j) "Offering Date" means, for any Offering, the first day of the Offering Period with respect to such Offering.

            (k) "Offering Period" means a period established in accordance with
            Section 6.1.

            (l) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (m) "Participant" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

            (n) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

            (o) "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

            (p) "Purchase Date" means, for any Offering Period (or Purchase Period, if so determined by the Board in accordance with Section 6.2), the last day of such period.

            (q) "Purchase Period" means a period, if any, established in accordance with Section 6.2.

            (r) "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
            Section 9.

            (s) "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in
            Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

            (t) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

            (u) "Subscription Agreement" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

            (v) "Subscription Date" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

            (w) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

      2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

      3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

      3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of
            Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation,
            (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

4.    SHARES SUBJECT TO PLAN.

      4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 500,000, CUMULATIVELY INCREASED ON SEPTEMBER 1, 2001 AND EACH SEPTEMBER 1 THEREAFTER BY AN AMOUNT EQUAL TO THE LESSER OF (A) 500,000 SHARES OR (b) a lesser amount of shares determined by the Board, and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

      4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event (as defined in Section
            14)) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    ELIGIBILITY.

      5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee except the following:

            (a) any Employee who is customarily employed by the Participating Company Group for 20 hours or less per week; and

            (b) any Employee who is customarily employed by the Participating Company Group for not more than five months in any calendar year.

      5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.    OFFERINGS.

      6.1 OFFERING PERIODS. EXCEPT AS OTHERWISE SET FORTH BELOW, THE PLAN SHALL BE IMPLEMENTED BY SEQUENTIAL OFFERINGS OF APPROXIMATELY SIX MONTHS DURATION (AN "OFFERING PERIOD"). THE FIRST OFFERING PERIOD SHALL COMMENCE ON THE EFFECTIVE DATE AND END ON FEBRUARY 28, 2001. SUBSEQUENT OFFERINGS SHALL COMMENCE ON THE FIRST DAY OF MARCH AND SEPTEMBER OF EACH YEAR AND END ON THE LAST DAY OF THE FOLLOWING AUGUST AND FEBRUARY, RESPECTIVELY, OCCURRING THEREAFTER. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

      6.2 PURCHASE PERIODS. If the Board so determines, in its discretion, each Offering Period may consist of two or more consecutive Purchase Periods having such duration as the Board shall specify, and the last day of each Purchase Period shall be a Purchase Date. If the first or last day of a Purchase Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.    PARTICIPATION IN THE PLAN.

      7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided that Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

      7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

8.    RIGHT TO PURCHASE SHARES.

      8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of shares equal to the quotient of
            (i) the aggregate payroll deductions withheld on behalf of such Participant during the Offering Period, divided by (ii) the Purchase Price for that Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

      8.2 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.    PURCHASE PRICE.

            The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Right shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or
            (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.   ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL
      DEDUCTION.

            Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

      10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

      10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

      10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "Change Notice Date" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. Unless otherwise established by the Company, the Change Notice Date shall be the seventh day prior to the end of the first pay period for which such election is to be effective. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

      10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in
            Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning of the next Offering Period the Purchase Date of which falls in the following calendar year.

      10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

      10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

      10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section
            12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

11.   PURCHASE OF SHARES.

      11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before the Purchase Date.

      11.2 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

      11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable in, the names of the heirs of the Participant.

      11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

      11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provisions for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

      11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

      11.7 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

12.    WITHDRAWAL FROM THE PLAN.

      12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

      12.2 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.   TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

            Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

14.   CHANGE IN CONTROL.

      14.1  DEFINITIONS.

            (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

            (b) A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period (or Purchase Price) shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.   NONTRANSFERABILITY OF PURCHASE RIGHTS.

            A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.



16.   COMPLIANCE WITH SECURITIES LAW.

            The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.   RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

            A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

18.   LEGENDS.

            The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

19.   NOTIFICATION OF SALE OF SHARES.

            The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.   NOTICES.

            All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.   INDEMNIFICATION.

            In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22.   AMENDMENT OR TERMINATION OF THE PLAN.

            The Board may at any time amend or terminate the Plan, except that
      (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state for foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the "Additional Shares"), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Transportation Components, Inc. 2000 Employee Stock Purchase Plan was duly adopted by the Compensation Committee of the Board of Directors of the Company on December 16, 1999.


                                          /S/ MAC MCCONNELL
                                          --------------------------------------
                                          Mac McConnell, Secretary

                         TRANSPORTATION COMPONENTS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2000

      The undersigned, hereby revoking all prior proxies, hereby appoints Mac McConnell and T. Michael Young, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of TRANSPORTATION COMPONENTS, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of TRANSPORTATION COMPONENTS, INC. to be held at 9:00 a.m., Houston time, on May 25, 2000 at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas, or at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AS STATED BELOW AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF SUCH PROPOSALS.

1. ELECTION OF FIVE CLASS II DIRECTORS FOR A THREE YEAR TERM ENDING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS.

      NOMINEES:   Maura L. Berney, Lawrence K. King, Mac McConnell, Mark E.
                  Speese and Thomas A. Work

[ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any): _____________________________________________

[ ]   VOTE WITHHELD from all nominees


2. PROPOSAL TO APPROVE THE TRANSPORTATION COMPONENTS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN.

                  [ ]   For         [ ]   Against           [ ]   Abstain


3. PROPOSAL TO RATIFY ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2000.

                  [ ]   For         [ ]   Against           [ ]   Abstain

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.


Dated:__________________, 2000      Signature: _________________________________
                                    Print Name: ________________________________

                                    (Please sign exactly as your name appears on this card. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)

            PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                   PROMPTLY BY USING THE ENCLOSED ENVELOPE.